Exhibit 10.24

AMENDMENT NO. 2 AND SUPPLEMENT

TO FIRST PREFERRED FLEET MORTGAGE

This Amendment No. 2 and Supplement to FIRST PREFERRED FLEET MORTGAGE dated as of April 30, 2012 and effective as of April 30, 2012, (this "Agreement") is among GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (the "Shipowner"), and BANK OF AMERICA, N.A., a national banking association, as administrative agent, as mortgagee (in such capacity, the "Mortgagee").

INTRODUCTION

A. The Shipowner and the Mortgagee are parties to the First Preferred Fleet Mortgage dated as of April 30, 2010 (as the same may be amended, amended and restated, or otherwise modified from time to time, the "Mortgage") bearing against the whole of the United States flag vessels (as more specifically described on Schedule I), together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such vessels, or any part thereof, or in or to their equipment and appurtenances aforesaid (collectively, the "Vessels").  The Mortgage was duly filed with the United States Coast Guard, National Vessel Documentation Center, on May 6, 2010 at 10:23 a.m. and recorded as Batch No. 743520, Document ID No. 11973333.

B. The Shipowner is a party to the Credit Agreement dated as of April 30, 2010 (as the same may be amended, amended and restated, or otherwise modified from time to time, the "Credit Agreement") among the Shipowner, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Credit Suisse, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor-by-merger to Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, and the other lenders party thereto (the "Lenders"), pursuant to which the Lenders have agreed from time to time to extend credit and/or issue letters of credit for the benefit of the Shipowner in an aggregate amount up to Seventy Million United States Dollars (US$70,000,000.00) which amount is currently the principal amount of the Mortgage.  The Credit Agreement provided for certain increases of such amount.

C. The Mortgage was granted by the Shipowner in favor of the Mortgagee to secure the obligations of the Shipowner under the Credit Agreement and the other Loan Documents, and the payment of all other sums of money (whether for principal, premium, if any, interest, fees, expenses, indemnities or otherwise) from time to time payable by the Shipowner under the Mortgage and the other Loan Documents to which it is a party, and to secure performance and observance of all other Obligations (as defined in the Mortgage).

D. The Shipowner and the Mortgagee desire to amend the Mortgage to add the Additional Vessels (as defined below) and to confirm that the obligations, liabilities and indebtedness of the Shipowner to the Mortgagee arising under the Credit Agreement, and under all Loan Documents related thereto, are obligations the payment and performance of which are secured by the lien of the Mortgage.

THEREFORE, the Shipowner and the Mortgagee hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Mortgage shall have the meanings assigned to such terms in the Mortgage.

Section 2. Amendments of Mortgage. The Mortgage is hereby amended as follows:

(a)           To confirm that the "Obligations" which are or may become secured by the Mortgage expressly include, without limitation, all obligations, liabilities and indebtedness of the Shipowner under the Credit Agreement, as amended, under all Loan Documents related to the Credit Agreement, as amended, including the Mortgage, and under any extensions or renewals of, amendments to, or replacements for any of the foregoing.

(b)           To confirm that the term "Credit Agreement" wherever such term appears on page one and in Sections 1 through 3.11 of the Mortgage, means the Credit Agreement, as amended.

(c)           To confirm that the term "Mortgage", as used in the Mortgage, means the Mortgage, as amended by this Agreement.

(d)           The Mortgage, including all of the covenants and agreements on the part of the Shipowner which are set forth therein or are incorporated therein by reference, and all of the rights, privileges, powers and immunities of the Mortgagee that are provided for in the Mortgage, are in all respects confirmed, affirmed, reaffirmed and continued.

(e)           To replace Schedule I attached to the Mortgage in its entirety with Schedule I attached to this Agreement.

Section 3. Supplement to Mortgage.  In order to secure the obligations of the Shipowner under the Credit Agreement and the other Loan Documents, and the payment of all other sums of money (whether for principal, premium, if any, interest, fees, expenses, indemnities or otherwise) from time to time payable by the Shipowner under the Mortgage and the other Loan Documents to which it is a party, and to secure performance and observance of all other Obligations (as defined in the Mortgage), the Shipowner has GRANTED, CONVEYED and MORTGAGED and does by these presents GRANT, CONVEY and MORTGAGE unto the Mortgagee for the benefit of the Lenders and their respective successors and assigns, the whole (100%) of each vessel named and further described in its last marine document issued and identified as follows:

Vessel Name	Shipowner	Flag	Official Number
Kiwi I	Global Geophysical Services, Inc.	USA	1231575
Kiwi II	Global Geophysical Services, Inc.	USA	1231576
Kiwi III	Global Geophysical Services, Inc.	USA	1231577

together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such vessels, or any part thereof, or in or to their equipment and appurtenances aforesaid (collectively, the "Additional Vessels").

TO HAVE AND TO HOLD the same unto the Mortgagee for the benefit of the Lenders and their respective successors and assigns forever, upon the terms set forth in the Mortgage.

Section 4. Representations and Warranties.  The Shipowner represents and warrants that: (a) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Shipowner and have been duly authorized by all necessary corporate or other organizational action; (b) this Agreement constitutes legal, valid, and binding obligations of the Shipowner, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of  general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Shipowner contained in each Loan Document are true and correct in all material respects as of the date of this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they call be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Mortgage and the other Collateral Documents (as defined in the Credit Agreement) are valid and subsisting..

Section 5. Effect on Credit Documents.  Except as amended herein, the Mortgage and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Mortgagee's or any Lender's rights under the Loan Documents as amended, including the waiver of any Default or Event of Default, however denominated. The Shipowner acknowledges and agrees that this Agreement shall in no manner impair or affect the validity or enforceability of the Mortgage.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents

Section 6. Effectiveness.  This Agreement shall become effective and the Mortgage shall be amended as provided for herein when each of the parties hereto shall have executed and delivered this Agreement. This Agreement may be executed in multiple counterparts which together shall constitute one and the same agreement.

 [The rest of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the Shipowner has executed this Mortgage on the 30th day of April, 2012, and is effective as of the date and year first above written.

SHIPOWNER:

GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation

By: /s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Sr. VP and CFO

STATE OF TEXAS	)
) ss.:
COUNTY OF FORT BEND	)

On this 30th day of April, 2012, before me personally appeared P. Mathew Verghese, to me known, who being by me duly sworn, did depose and say that s/he resides at ______________________________________________________; that s/he is an authorized individual of GLOBAL GEOPHYSICAL SERVICES, INC., the company described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said company and that said instrument is the act and deed of said company.

Notary Public in and for the
State of Texas
[Notarial Seal]                                                                               Printed Name: Teresa Perez Garcia
My Commission Expires: 1/13/2016

Signature Page to Amendment No. 2 and Supplement to First Preferred Fleet Mortgage
U.S.A.

MORTGAGEE:

BANK OF AMERICA, N.A., a National Banking Association, as Administrative Agent

By: /s/ DeWayne D. Rosse
Name: DeWayne D. Rosse
Title: Agency Management Officer

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On this 18th day of April, 2012, before me personally appeared DeWayne D. Rosse, to me known, who being by me duly sworn, did depose and say that s/he resides at ______________________________________________________; that s/he is an authorized individual of BANK OF AMERICA, N.A., the company described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said company and that said instrument is the act and deed of said company.

Notary Public in and for the
State of Texas
[Notarial Seal]                                                                               Printed Name: Antonikia L. Thomas
My Commission Expires:11-28-15

Signature Page to Amendment No. 2 and Supplement to First Preferred Fleet Mortgage
U.S.A.

SCHEDULE I
TO
FIRST PREFERRED FLEET MORTGAGE

DESCRIPTION OF THE VESSELS

Vessel Name	Official Number
Global Mirage	1060662
Global Quest	1050795
Global Vision	1058458
James H. Scott	1172960
Global Longhorn	1208913
Lori B	1111303
Kiwi I	1231575
Kiwi II	1231576
Kiwi III	1231577

Schedule I to Amendment No. 2 and Supplement to First Preferred Fleet Mortgage
U.S.A.

ADDRESS FOR SHIPOWNER AND MORTGAGEE

SHIPOWNER:

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, Texas 77489
Attention:  P. Mathew Verghese
Facsimile: (713) 808-7321

MORTGAGEE:

Bank of America, N.A.
Agency Management Service
901 Main Street
Dallas, Texas 75202
Attention:  Michelle Diggs
Facsimile: (214) 290-4126

Attachment to First Preferred Fleet Mortgage
U.S.A.